                                    JRG Logo

                             JAMES RIVER GROUP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
COMMON STOCK                                                   CUSIP 470359 10 0

This certifies that

Is the owner of

      FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01
                                  PER SHARE OF

                             JAMES RIVER GROUP, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and
Registrar.
WITNESS the facsimile signatures of the duly authorized officers of the
Corporation.

Dated:

President                                                              Secretary
                                      SEAL

                                  Countersigned and Registered:
                                           EquiServe Trust Company, N.A.
                                                    Transfer Agent and Registrar